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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                March 14, 2007

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
   __________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
   __________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)

         0-23049                                         33-0896617
________________________                      _________________________________
(Commission File Number)                      (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
________________________________________________________________________________
(Address of Principal Executive Offices)                              (Zip Code)

                                 (949) 476-2212
   __________________________________________________________________________
              (Registrant's telephone number, including area code)

   ___________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)



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SECTION 5:        CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) On March 8, 2007, Colin Levy, Chief Financial Officer of Island Pacific, Inc. (the "Registrant"), notified the Registrant of his intention to resign from such position, effective as of the close of business on March 15, 2007.

         (c) Philip C. Bolles will become interim Chief Financial Officer on April 1, 2007, until a permanent replacement is named. Mr. Bolles, 63, is currently providing consulting services to the Registrant in the areas of finance and accounting through Hudson Financial Group ("Hudson"), an international consulting firm. Prior to consulting with the Registrant through Hudson, Mr. Bolles provided accounting and financial consulting services to numerous clients through the Global Commercial Strategies Group, a company he founded in 1992. There is no arrangement or understanding pursuant to which Mr. Bolles was selected as an officer. Mr. Bolles has no familial relationship with any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer. As of this time, the terms of Mr. Bolles' employment arrangement with the Registrant have not been finalized, but will be disclosed as required by applicable securities regulations when they are determined.



ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)      EXHIBITS
         --------
             99.1      Press release issued on March 14, 2007



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Island Pacific, Inc.


Date:   March 14, 2007                         By: /s/ Barry Schechter
                                                  -----------------------------
                                               Name:  Barry Schechter
                                               Title: Chief Executive Officer